UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 17, 2019

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2019, CVB Financial Corp. (“CVB”) and its principal subsidiary, Citizens Business Bank (the “Bank” and with CVB, the “Company”), announced that its President and Chief Executive Officer, Christopher D. Myers, will be retiring as an employee and as a director from the Company effective March 15, 2020 (the “Retirement Date”). In connection with his retirement, on July 17, 2019 Mr. Myers has entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) and an amendment to his current Employment Agreement (the “Employment Agreement Amendment”).

Pursuant to the Retirement and Consulting Agreement, commencing on March 16, 2020 until December 31, 2020 (the “Consulting End Date”), Mr. Myers has agreed to serve as a consultant to the Company providing services relating to, among other things, strategic advice, customer and employee retention, succession management and acquisition integration. In addition, Mr. Myers has agreed to refrain from competing with the Company during the term of the Consulting Agreement. During the term of the Consulting Agreement, Mr. Myers will be entitled to receive monthly cash compensation of $25,000, a grant of restricted stock units as described below, continued use of his Company-owned automobile until the end of the Consulting Period and reimbursement for any out-of-pocket expenses reasonably incurred.

Pursuant to the Employment Agreement Amendment, Mr. Myers will continue to serve as the Company’s President and Chief Executive Officer through the Retirement Date, and the original Employment Agreement is amended to reflect the shortened employment term through the Retirement Date.

Under the terms of Mr. Myers original Employment Agreement, Mr. Myers received, in accordance with the terms of the Company’s 2018 Equity Incentive Plan, a grant of time-based restricted stock units for 105,000 shares (the “Time RSUs”) and a grant of a performance-based RSU’s (the “Performance RSUs”) for a target of 105,000 shares. The Time RSUs were scheduled to vest over three years in installments of 15,000 on September 12, 2019, 45,000 on September 12, 2020, and 45,000 on September 12, 2021, provided that Mr. Myers continued in employment with the Company through each vesting date. The Performance RSUs were scheduled to vest over three years in installments, with target numbers of 15,000 vesting on September 12, 2019, 45,000 on September 12, 2020 and 45,000 on September 12, 2021 based on the financial performance of the Company during three performance periods that are one, two and three years in length and provided that Mr. Myers continued in employment with the Company through each vesting date.

As further consideration for his services to the Company as President and Chief Executive Officer through the Retirement Date and execution of a full release at such time, under the terms of the Employment Agreement Amendment, (i) so long as Mr. Myers continues to serve as Chief Executive Officer and President of the Company through the Retirement Date, the Company has accelerated the vesting date for the second installment grant of 45,000 Time RSUs and the second installment grant of 45,000 Performance RSUs to March 15, 2020 and has revised such Performance RSUs to be time-based vesting (at the target number) only and (ii) the third installment grant of 45,000 Time RSUs and the third installment grant of 45,000 Performance RSUs under the Employment Agreement have been cancelled. As further consideration for his services to the Company under the Consulting Agreement, which includes noncompetition obligations, the Company has granted Mr. Myers time-based restricted stock units for 90,000 shares, that will vest if Mr. Myers continues to serve the Company as a consultant under the Consulting Agreement through the Consulting End Date (or, if earlier, through the date of his death or a change in control of the Company).

The foregoing description is qualified in its entirety to the terms of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Employment Agreement Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference. A copy of the press release issued in connection with the retirement of Mr. Myers is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)            10.1      Retirement and Consulting Agreement by and between CVB Financial Corp. and Citizens Business Bank, on the one hand, and Christopher D. Myers, on the other hand, dated July 17, 2019

 10.2      Amendment to Employment Agreement by and between CVB Financial Corp. and Citizens Business Bank, on the one hand, and Christopher D. Myers, on the other hand, dated July 17, 2019, including form of Waiver and Release

 99.1     Press Release, dated July 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: July 18, 2019	By: /s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

4